Exhibit 99
Pall Presents Five-Year Business Plan
Updates Current Year Guidance
East Hills, NY (October 29, 2008) — Pall Corporation (NYSE:PLL) hosted an Investor Conference at the Grand Hyatt Hotel in New York City today. The Company presented its five-year strategic business plan for fiscal 2009 — 2013 to a group of financial analysts. The presentation was also webcast live to a broader audience.
By the end of Pall’s new five-year plan, sales CAGR is targeted to increase to between 7% and 9% with earnings per share ranging from $4.25 to $5.60, excluding restructuring and other charges and the impact of currency translation. The Company also updated guidance for fiscal 2009. Sales are projected to grow between 4% and 6 1/2% with earnings per share of $2.10 to $2.30, excluding restructuring and other charges and the impact of currency translation.
The new plan calls for the establishment of a Swiss entity as part of the Company’s initiatives to rationalize its European infrastructure. The new company, located in the canton of Fribourg, will lead and support sales, manufacturing, supply chain and other European functions. The Company also provided a target tax rate of 25-27% by fiscal 2013.
For the five years ending with fiscal 2008, Pall achieved a local currency sales CAGR of 6 1/2%, reduced SG&A from 33.2% to 29.1% of sales and substantially increased operating margin. The new plan builds on this success.
In his opening remarks, Pall Chairman and CEO Eric Krasnoff stated, “We are closely managing the direction of the Company, taking advantage of our many opportunities while minimizing risk during this volatile time. Pall Corporation has a strong strategic business plan and a robust process for execution. As we monitor and manage the rapidly changing global situation, the bedrock of Pall’s plan supports our expectation to achieve sustainable, profitable growth.”
Mr. Krasnoff added, “Pall’s enabling technologies help customers operate more efficiently and economically. Our singular Total Fluid Managementsm capability connects the dots across our customers’ increasingly complex global manufacturing platforms and the web of regulations they must navigate. We have the infrastructure in place to deliver on our vision that One Day All Fluids Will Pass Through Pall Products.”
The full Investor Day presentation is available on the Company’s website at http://www.pall.com/irevents http://www.pall.com/irevents.
About Pall Corporation
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2008 were $2.6 billion. The Company is headquartered in East Hills, New York and has extensive operations around the world. For more information visit Pall at http://www.pall.com.
Forward-Looking Statements
The matters discussed in this release contain “forward-looking statements” as defined in the Private Securities Litigation reform Act of 1995. Forward-looking statements are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. Statements about future performance, earnings projections, earnings guidance, management’s expectations about its future cash needs and effective tax rate, and other future events or developments are forward-looking statements. Forward-looking statements are those that use terms such as “anticipate”, “should”, “believe”, “estimate”, “expect”, “intend”, “plan”, “predict”, “potential”, or similar expressions about matters that are not historical facts. Such risks and uncertainties include those discussed in our Annual Report on Form 10-K and other reports the Company files with the Securities and Exchange Commission, including, among others, the impact of the current economic environment, including the current credit market crisis, volatility in currency and energy costs and other macro-economic challenges currently affecting the Company, our customers and vendors and the economy of the United States and other parts of the world.
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Contact:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: 516-801-9848
Email: piannucci@pall.com